UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2005

RSA Security Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-25120	04-2916506
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

174 Middlesex Turnpike, Bedford, Massachusetts		01730
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(781) 515-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2005, the Compensation Committee of the Board of Directors of RSA Security Inc. granted to John M. Parsons, RSA Security’s Vice President, Finance and Accounting, a non-qualified stock option under RSA Security’s 2005 Stock Incentive Plan to purchase 50,000 shares of RSA Security’s common stock at an exercise price per share of $12.33, which was the closing price of RSA Security’s common stock on The NASDAQ National Market on that date. The stock option expires on November 4, 2012. 25% of the shares subject to the option become exercisable on November 4, 2006, and the remaining 75% of its shares become exercisable in 12 equal installments at the end of each three-month period thereafter. The stock option agreement provides, among other things, that the option will become exercisable in full if (1) RSA Security experiences a change of control event (as defined in the agreement) and (2) within the first year after the change of control event. Mr. Parsons is terminated without cause or leaves the company due to a material diminution in his responsibilities, reduction in salary or benefits or major relocation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RSA Security Inc.

November 9, 2005	By:	/s/Margaret K. Seif

Name: Margaret K. Seif
Title: Senior Vice President, Corporate Development, General Counsel and Secretary